Exhibit 99.2

HMR Acquisition, Inc.

Consolidated Balance Sheets

(Amounts in thousands)

	Balances at
	(Unaudited)
	June 30 2005	December 31 2004
Assets
Current assets:
Cash and cash equivalents	$3,677	$2,707
Accounts receivable, less allowance for doubtful accounts of $4,466 and $5,088 at June 30, 2005 and December 31, 2004, respectively	14,357	15,054
Notes receivable from related parties	—	827
Income taxes receivable	226	226
Prepaid expenses and other current assets	1,088	900
Other receivables	834	32
Assets of discontinued operations	—	1,990

Total current assets	20,182	21,736
Property and equipment, net	4,669	4,465
Goodwill	19,121	19,109
Identifiable intangible assets	4,650	4,650
Deferred financing fees, less accumulated amortization of $334 and $270 at June 30, 2005 and December 31, 2004	343	407
Other assets	125	108

Total assets	$49,090	$50,475

	Balances at
	(Unaudited)
	June 30 2005	December 31 2004
Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt	$1,400	$1,400
Accounts payable	2,938	2,308
Accrued compensation and benefits	5,018	3,437
Estimated third-party settlements	2,550	2,498
Lines of credit	1,989	4,045
Dividends payable	822	822
Other current liabilities	6,372	7,631

Total current liabilities	21,089	22,141
Long-term obligations to related parties	19,288	19,079
Long-term obligations, net of current maturities	1,983	2,683
Other long-term liabilities	165	144
Stockholders’ equity:
Common stock, $.001 par value; authorized 10,000,000 shares; 1,124,844 shares issued and outstanding at June 30, 2005 and December 31, 2004	1	1
Additional paid-in capital	111	112
Warrants	685	1,411
Stock options	563	3,177
Retained earnings	5,205	1,727

Total stockholders’ equity	6,565	6,428

Total liabilities and stockholders’ equity	$49,090	$50,475

See accompanying notes.

HMR Acquisition, Inc.

Consolidated Statements of Operations

(Amounts In Thousands)

	(Unaudited)
	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
Net patient service revenue	$27,621	$26,729	$53,606	$52,666
Other revenue	18	45	31	47

	27,639	26,774	53,637	52,713
Costs and expenses:
Salaries, wages and benefits	18,580	17,049	35,383	35,181
Cost of goods sold	1,538	1,151	3,028	2,250
General and administrative	5,404	5,957	10,497	11,862
Provision for doubtful accounts	486	508	937	1,072
Depreciation and amortization	188	309	378	668

	26,196	24,974	50,223	51,033

Income from continuing operations before other expenses and income taxes	1,443	1,800	3,414	1,680
Other expenses:
Interest expense	903	978	1,921	1,988
Other expense	702	7	1,356	14

Income (loss) from continuing operations before provision for income taxes	(162)	815	137	(322)
Provision for income taxes	—	30	—	65

Income (loss) from continuing operations	(162)	785	137	(387)
Discontinued operations, net of tax:
Income from discontinued operations	—	—	—	552
Gain on sale of discontinued operations	—	—	—	15,505

	—	—	—	16,057

Net income (loss)	$(162)	$785	$137	$15,670

See accompanying notes.

HMR Acquisition, Inc.

Consolidated Statements of Cash Flows

(Amounts in thousands)

	(Unaudited)
	Six Months Ended
	June 30 2005	June 30 2004
Operating activities
Income (loss) from continuing operations	$137	$(387)
Adjustments to reconcile income from continuing operations to net cash (used in) provided by operating activities.
Depreciation and amortization	378	668
Stock-based compensation expense	910	1,731
Provision for doubtful accounts	937	1,072
Changes in assets and liabilities:
Accounts receivable	(529)	(979)
Other current assets	2,115	(215)
Accounts payable and other accrued liabilities	42	(1,293)
Estimated third-party settlements	52	1,004
Other current liabilities	22	16

Net cash provided by operating activities	4,064	1,617

Investing activities
Purchase and disposal of property and equipment, net	(547)	(2,060)

Net cash used in investing activity	(547)	(2,060)

Financing activities
Dividends paid	—	(5,995)
Net advances (repayments) from lines of credit	(2,056)	2,055
Payments of long-term obligations	(491)	(495)
Redemption of mandatorily redeemable preferred stock	—	(5,065)

Net cash used in financing activities	(2,547)	(9,500)

Net cash (used in) provided by continuing operations	970	(9,943)
Net cash provided by discontinuing operations	—	14,879

Change in cash	$970	$4,936
Cash at beginning of period	2,707	2,143

Cash at end of period	$3,677	$7,079

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,399	$2,119

Cash paid during the period for taxes	$145	$6

See accompanying notes.

Notes to Consolidated Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Organization and Business

HMR Acquisition, Inc. was incorporated on October 9, 2002, under the laws of the state of Delaware for the purpose of acquiring the outstanding stock of Housecall Medical Resources, Inc. (Housecall) which was incorporated in 1971 under the laws of the state of Delaware. Housecall was wholly owned by North American Health Services, Inc. (North American), a wholly owned subsidiary of Adventist Health System Sunbelt Health Care Corporation (Adventist). On November 18, 2002, HMR Acquisition, Inc. purchased the outstanding stock of Housecall.

HMR Acquisition, Inc. provides health services and products to individuals at their homes through the following primary service lines: Home Nursing and Personal Care, Hospice, Infusion, and Medical Equipment (See also Note 4 regarding Discontinued Operations of the Infusion and Medical Equipment service lines). Its customers are located in nine states in the Southeast United States. Hereinafter, unless otherwise noted, HMR Acquisition, Inc. and subsidiaries, and Housecall Medical Resources, Inc. prior to its acquisition by HMR Acquisition, Inc., will be referred to as the Company or HMR in the notes to the consolidated financial statements.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the Company’s financial position at June 30, 2005, the results of operations for the three and six months ended June 30, 2005 and 2004, and cash flows for the six months ended June 30, 2005 and 2004. The results of operations for the interim periods presented are not necessarily indicative of results of operations for the entire year.

Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of HMR Acquisition, Inc. and its wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Patient Service Revenue: Patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others at the time services are rendered and includes estimated retroactive revenue adjustments due to future audits, reviews, and investigations. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations.

Revenue from the Medicare program accounted for approximately 62% and 64% of the Company’s patient service revenue for the 6 months ended June 30, 2005 and 2004, respectively. Laws and regulations governing the Medicare program are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are comprised of amounts due from the patients and third-party payors. The Company values its receivables based on the net amount it expects to receive from its patients and third-party payors. Credit is extended to the Company’s patients and collateral is not required. The Company does not charge interest on its accounts receivable. Estimated provisions to increase the allowance for doubtful accounts are recorded to the extent it is probable that a portion or all of a particular account will not be collected. Factors considered in evaluating the allowance for doubtful accounts include, but are not limited to, economic downturn, higher than expected defaults or denials, reduced collections, and changes in payor mix. Patient accounts receivable are written off after collection efforts have been followed in accordance with the Company’s policies. Accounts written of as uncollectible are deducted from the allowance for doubtful accounts, and subsequent recoveries are added.

Concentration of Credit Risk

The mix of receivables from patients and third-party payors was as follows:

	June 30 2005	December 31 2004
Medicare	46%	41%
Medicaid	1	1
Managed Care and Commercial	49	54
Private	4	4

	100%	100%

Cash and Cash Equivalents

The Company considers all highly liquid unrestricted investments with an original maturity of three months or less to be cash equivalents.

Discontinued Operations

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, the Company has presented the financial position, operating results, and cash flows of two subsidiaries as discontinued operations in the accompanying consolidated financial statements as of June 30, 2005 and June 30, 2004. Operating results and the major classes of assets and liabilities for the Company’s discontinued operations are presented in Note 2.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets, which is generally two to ten years. Leasehold improvements are depreciated over their estimated useful life or the remaining lease term, whichever is shorter. Depreciation expense was approximately $311,000 and $602,000 for the six months ended June 30, 2005 and 2004, respectively. Repairs and maintenance costs are charged to expense as incurred.

Comprehensive Income

Pursuant to SFAS No. 130, Reporting Comprehensive Income, the Company is required to report comprehensive income or loss and its components in its consolidated financial statements. The Company did not have any components of other comprehensive income to be reported under SFAS No. 130. Total comprehensive income is equal to net income for the years ended December 31, 2004 and 2003, for the period from October 9, 2002 (inception) through December 31, 2002, and for the period from January 1, 2002 through November 18, 2002.

Fair Value of Financial Instruments

The Company’s management believes that the carrying amounts of accounts receivable, notes receivable from related parties, income taxes receivable, inventories, prepaid expenses and other current assets, other receivables, accounts payable, accrued compensation and benefits, estimated third-party settlements, dividends payable, and other current and long-term liabilities approximate fair value because of the short-term nature of these financial instruments.

Stock-Based Compensation

The Company has a stock option plan for officers, key employees, and directors, which is described more fully in Note 5. The Company accounts for its stock-based compensation plan in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations using the intrinsic value based method of accounting.

Pro forma information regarding net income is required by SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS 148, Accounting for Stock-Based Compensation – Transition and Disclosure, determined as if the Company had accounted for its employee stock options under the fair value method. The fair value of each option grant has been estimated using the Minimum Value option-pricing model with the following assumptions:

Dividend yield	0.00%
Risk free interest rate	3.20%
Expected lives	7 years

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting period. The Company’s pro forma information is a follows (amounts in thousands):

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Net income (loss), as reported	$(180)	$785	$137	$15,670
Add: Stock-based employee compensation expense included in reported net income	350	654	700	1,307
Deduct: Stock-based employee compensation expense determined under the fair value based method for all awards	(155)	(294)	(310)	(588)

Pro forma net income	$15	$1,145	$527	$16,389

The weighted average fair value of options granted during the three and six months ended June 30, 2005 was $54.32.

Income Taxes

Pursuant to SFAS No. 109, Accounting for Income Taxes, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

Goodwill

Goodwill represents the excess of cost over the fair value of net tangible assets and identifiable intangible assets acquired. Beginning January 1, 2002, goodwill is not amortized in accordance with the provisions of SFAS No. 142, Goodwill. Under this statement goodwill is subject to an annual impairment tests. The Company analyzed its goodwill in the quarter ended June 30, 2005 and no impairment was noted as a result of this analysis.

Long-Lived and Identifiable Intangible Assets

Identifiable intangible assets result from acquisitions accounted for under the purchase method. Identifiable intangible assets consist of trade names, certificates of need, and licenses and have indefinite useful lives.

The carrying values of these identifiable intangible assets and other long-lived assets are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable, as determined based on the undiscounted cash flows of the operating entity or asset over the remaining amortization period, the carrying value of the asset will be reduced to its fair value. The Company analyzed its identifiable intangible assets in the periods ended June 30, 2005 and December 31, 2004 and no impairment was noted as a result of this analysis.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. In December 2003, the FASB modified FIN No. 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN No. 46 provides a new framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN No. 46 requires a VIE to be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN No. 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

FIN No. 46 is effective immediately for VIEs created after December 31, 2003, and is effective at the end of the first fiscal year beginning after December 15, 2004 for all other VIEs. The Company is currently evaluating the impact of adopting FIN No. 46, but does not expect it to have a material impact on its results of operations or its financial condition. The Company does not consolidate any VIEs and the Company does not have any significant variable interests in a VIE.

2. Discontinued Operations

On March 30, 2004 the Company sold all of the issued outstanding capital stock of Messick Homecare, Inc. (Messick) and Biomedical Home Care, Inc. (Biomedical) for approximately $19.9 million, resulting in a gain on divesture of approximately $15.5 million. Messick was principally involved in the medical equipment business and Biomedical was principally involved in the infusion therapy business.

The operations of Messick and Biomedical are reported as discontinued operations and the operating results for the three and six months ended June 30, 2005 and 2004 are presented below (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues	$—	$—	$—	$4,512
Operating expenses	—	—	—	3,614
Depreciation and amortization	—	—	—	346

Total expenses	—	—	—	3,960

Income before provision for income taxes	—	—	—	552
Income taxes	—	—	—	—

Income from discontinued operations	$—	$—	$—	$552

Messick and Biomedical had no provision for income taxes based upon their operations and net operating loss carryforwards.

The major classes of assets and liabilities of discontinued operations in the consolidated balance sheets as of June 30, 2005 and December 31, 2004 are as follows (amounts in thousands):

	June 30 2005	December 31 2004
Accounts receivable, net	$—	$—
Inventory	—	—
Other receivables	—	1,990
Prepaid expenses and other current assets	—	—
Property and equipment, net	—	—
Other non-current assets	—	—

Total assets of discontinued operations	—	1,990
Accounts payable and other accrued expenses	—	—
Accrued compensation and benefits	—	—
Other current liabilities	—	—

Total liabilities of discontinued operations	—	—

Net assets of discontinued operations	$—	$1,990

3. Property and Equipment

Property and equipment consists of the following (amounts in thousands):

	June 30 2005	December 31 2004
Land	$—	$—
Buildings and improvements	181	147
Equipment	4,105	3,997

	4,286	4,144
Accumulated depreciation	(3,118)	(2,813)

	1,168	1,331
Construction-in-progress	3,501	3,134

Property and equipment, net	$4,669	$4,465

The Company is developing and implementing a new information technology infrastructure to improve customer service, enhance operating efficiencies, and provide for more effective management of business operations. The Company has capitalized approximately $1.2 million of software development costs during fiscal year 2004 and $0.4 million during the six months ended June 30, 2005. None of the capitalized software development costs have been placed into service as of June 30, 2005.

4. Identifiable Intangible Assets

Identifiable intangible assets consist of the following (in thousands):

	June 30 2005	December 31 2004
Licenses and certificates of need	$1,750	$1,750
Trade name	2,900	2,900

Identifiable intangible assets	$4,650	$4,650

The licenses, certificates of need, and trade name intangibles all have indefinite useful lives, and as such, no amortization expense is recorded for these intangible assets.

5. Stockholders’ Equity

Preferred Stock

Based upon the Company’s amended and restated provisions of its Certificate of Incorporation, the Company has the authority to issue up to 10,000,000 shares of Preferred Stock with a par value of $.01 per share. Of this amount, 5,125,000 shares have been designated as Series A mandatorily redeemable preferred stock. The Series A mandatorily redeemable preferred stock ranks senior to the Company’s common stock and any other capital stock of the Company upon liquidation, dissolution, or winding up of the Company’s operations.

With the exception of modifications to the amount and terms of the Series A mandatorily redeemable preferred stock, certain transactions involving the Company’s indebtedness and certain transactions involving common stock and the payment of dividends to common stockholders, the holders of Series A mandatorily redeemable preferred stock are not entitled to vote on matters presented to the stockholders of the Company.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company (a liquidation), the holders of the Series A mandatorily redeemable preferred stock would be entitled to be paid out of the assets of the Company available for distribution to its stockholders at an amount equal to the original purchase price, subject to adjustment in the event of any stock dividend, stock split, or similar recapitalization affecting the shares of the Series A mandatorily redeemable preferred stock (the liquidation preference). Upon the payment in full of any liquidation preference, the holders of Series A mandatorily redeemable preferred stock are entitled to no further payments from the Company’s assets.

The Series A mandatorily redeemable preferred stock was voluntarily redeemable by the Company at any time prior to October 1, 2009. Redemption was mandatory on October 1, 2009 or later date upon the favorable vote of at least 67% of the outstanding shares of Series A mandatorily redeemable preferred stock.

The Company redeemed all outstanding shares of the Series A mandatorily redeemable preferred stock in May 2004 for approximately $5,065,000.

Common Stock

Based upon the Company’s amended and restated the provisions of its Certificate of Incorporation, the Company has the authority to issue 10,000,000 shares of common stock with a par value of $.001 per share. The holders of shares of common stock are entitled to one vote for each share held at each meeting of stockholders of the Company with respect to any and all matters presented to the stockholders for their consideration. The voting, dividend, and liquidation rights of the holders of shares of common stock are subject to, and qualified by, the rights of the holders of the preferred stock of any series as may be designated by the Company’s Board of Directors. Dividends may be declared by the Company’s Board of Directors and paid on common stock subject to any preferential rights of any outstanding preferred stock.

On November 18, 2002, the Company also issued warrants to purchase 49,124 shares of its common stock at an exercise price of $.01 per share to two stockholders of the Company for services rendered. The warrants were accounted for as a variable award under the provisions of APB No. 25. The warrants may be exercised based upon a graded vesting schedule over a four-year period at the option of the warrant holders and expire on November 18, 2012. The estimated fair value of the warrants at the date of issue was approximately $4,400. As a result of the variable accounting treatment of the warrants, the Company will record stock-based compensation expense over the term of the warrants, based upon changes in the market price of its common stock over the exercise price of the warrant. The Company recorded stock-based compensation expense of approximately $210,000 and $424,000 for the six months ended June 30, 2005 and 2004, respectively, related to the warrants.

The warrants are subject to antidilution adjustments under certain circumstances if additional equity securities are issued. On November 18, 2002, the Company reserved for issuance 98,248 shares of common stock with respect to the warrants to purchase common stock. As of June 30, 2005, none of the warrants were exercised.

Stock Incentive Plan

Effective November 15, 2002, the Company’s Board of Directors approved the 2002 Stock Incentive Plan (the Plan). The Plan allows the Company to grant stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, and other stock, awards to eligible employees. On November 18, 2002, the Company reserved for issuance 98,248 shares of common stock with respect to awards pursuant to the Stock Incentive Plan.

During the six months ended June 30, 2004 the Company granted nonstatutory stock options for the purchase of 3,275 under the Plan pursuant to Nonstatutory Stock Option Grant Agreements at an exercise prices of $0.10 per share, vesting over three years. No nonstatutory stock options were granted during the six months ended June 30, 2005.

Under FIN No. 44, Accounting for Certain Transactions Involving Stock Compensation, companies are required to treat options granted with an exercise price less than market value as compensatory options. In addition, due to certain provisions within the Nonstatutory Stock Option Agreements, variable accounting treatment is required. As a result, the Company will record stock-based compensation expense over the term of the options, based upon changes in the market price of its common stock over the exercise price of the option. The Company recorded stock-based compensation expense of approximately $155,000 and $294,000 for the three months ended June 30, 2005 and 2004, respectively related to stock options. For the six months ended June 30, 2005 and 2004, the Company recorded stock-based compensation expense of $700,000 and $1,307,000, respectively.

A summary of stock option activity is as follows:

	Shares	Weighted Average Exercise Price per Share
Outstanding at December 31, 2003	89,079	0.54
Granted	3,275	10.00
Forfeited	—	—
Exercised	—	—

Outstanding at December 31, 2004	92,354	$0.87
Granted
Forfeited
Exercised

Outstanding at June 30, 2005	92,354	$0.87

The following table summarizes the exercise prices and remaining contractual lives for options outstanding and exercisable as of June 30, 2005:

Exercise Price	Options Outstanding	Remaining Contractual Life (Years)	Options Exercisable
$0.10	85,149	8.21	38,810
$10.00	7,205	8.54	2,127

6. Long-Term Obligations and Lines of Credit

Long-term obligations is comprised of the following (amounts in thousands):

	June 30 2005	December 31 2004
Senior Subordinated Debentures (see Note 8)	$14,111	$13,902
Junior Subordinated Debentures (see Note 8)	5,177	5,177
Term loan	3,383	4,083

Total long-term obligations	22,671	23,162
Less current maturities	(1,400)	(1,400)

Total long-term obligations, less current maturities	$21,271	$21,762

On November 18, 2002, and in connection with the Acquisition of Housecall, the Company entered into a Loan and Security Agreement with a creditor (the credit facility). The credit facility provides for a term loan, revolving line of credit, and a working capital line of credit. The credit facility is secured by substantially all of the assets of the Company. The Company incurred financing costs of approximately $130,000 in connection with obtaining the credit facility.

The revolving and working capital lines of credit allow the Company to borrow up to $20,000,000 and $1,000,000, respectively. The revolving line of credit expires on November 19, 2007. The working capital line of credit expired on December 31, 2004. Interest accrues on the outstanding principal on the revolving line of credit at a rate equal to the London Interbank Offered Rate (LIBOR) plus 4.75% and is payable on a weekly basis. In addition, the Company pays a fee of .375% per annum on the unused portion of the revolving line of credit, which is payable on a monthly basis. Commitment fees for the six months ended June 30, 2005 and 2004 were $31,000 and $18,000, respectively. Interest accrued on the outstanding principal on the working capital line of credit at a rate equal to LIBOR plus 5.75% and was payable on a weekly basis. Interest expense relating to the revolving and working capital lines of credit was approximately $325,000 and $144,000 for the six months ended June 30, 2005 and 2004, respectively.

In connection with the terms of the revolving and working capital lines of credit, the Company is party to a lockbox agreement whereby all its cash receipts are first applied to outstanding amounts of principal and interest under the revolving line of credit and outstanding interest under the working capital line of credit. To the extent daily cash collections are insufficient to repay these items, the Company may continue to draw on the revolving and working capital lines of credit, subject to a borrowing base calculation based upon the Company’s accounts receivable. Accordingly, the revolving line of credit is reflected in the accompanying balance sheets as a current liability.

The Company borrowed $7,000,000 under the term loan, and principal and interest under which are payable in sixty monthly installments. The term loan matures on November 19, 2007. The interest rate under the term loan is based upon LIBOR plus 6.75% and was 10.1% and 9.2% at June 30, 2005 and December 31, 2004, respectively.

Outstanding balances under the term loan and the revolving line of credit at June 30, 2005 were approximately $3,383,000 and $1,989,000 respectively. Outstanding balances under the term loan and the revolving line of credit at December 31, 2004 were approximately $4,083,000 and $4,045,000 respectively. The Company had approximately $6.6 million and $4.5 million in additional borrowing capacity under the revolving line of credit at June 30, 2005 and December 31, 2004.

Subsequent to December 31, 2003, the interest rate under the revolving line of credit and the term loan are calculated based upon LIBOR plus a margin determined based upon the operating results of the previous fiscal quarter.

The credit facility contains certain affirmative and negative covenants customary for this type of facility and is collateralized by virtually all assets of the Company and its subsidiary. The credit facility’s secured interest in the Company’s assets is senior to all other HMR obligations. The Company is also required to comply with various financial covenants including maintaining certain ratios of leverage and debt service coverage. The Company was in violation of a non-financial covenant for which it received a waiver from the creditor waiving this event of default.

The Company’s long-term obligations at June 30, 2005 are scheduled to mature as follows (amounts in thousands):

Six months ending December 31, 2005	$700
Year ending December 31, 2006	1,400
Year ending December 31, 2007	15,395
Year ending December 31, 2008	—
Year ending December 31, 2009	5,177

Total long-term obligations	$22,672

7. Income Taxes

The Company recorded no provision for income taxes from continuing operations for the six month period ending June 30, 2005. A provision of $79,000 was recorded for income taxes from continuing operations for the six months ending June 30, 2004.

At June 30, 2005 and December 31, 2004, the Company had temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and such amounts measured by the tax laws. Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	June 30 2005	December 31 2004
Deferred tax assets:
Allowance for doubtful accounts	$1,680	$1,915
Accrued expenses	2,909	2,681
Stock-based compensation	1,726	1,726
Goodwill	1,958	2,165
Depreciation	1,173	1,489
Net operating loss carryforward	21,423	21,403
Capital loss carryforward	8,771	8,771

Total deferred tax assets	39,640	40,150
Less valuation allowance	37,890	38,400

Total deferred tax assets	1,750	1,750
Deferred tax liability:
Identified intangibles	1,750	1,750

Net deferred tax asset	$—	$—

The Company disposed of two subsidiaries, Messick Home Care, Inc. and Biomedical Home Care, Inc., in March 2004 (see Note 2 for further information). Due to tax basis in excess of purchase price, the sale of the two subsidiaries resulted in a total capital loss of $23.3 million.

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance of approximately $37,890,000 and $38,400,000 is required at June 30, 2005 and December 31, 2004, respectively.

A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

	June 30 2005	December 31 2004
Statutory U.S. federal rate	34.0%	34.0%
State taxes, net of federal benefit	2.5	1.5
Non-deductible items	1.9	(125.6)
Change in valuation allowance	(38.4)	91.9
Other	—	—

	0.0%	1.8%

At June 30, 2005, the Company’s net operating loss carryforward for federal income tax purposes is approximately $56.9 million with expiration periods beginning in 2018. Due to various ownership changes, the future utilization of the net operating losses is limited due to Section 382 of the Internal Revenue Code. The Company has not performed a Section 382 study to date in order to determine the annual limitation on the future utilization of its net operating losses.

8. Related Party Transactions

On November 18, 2002, HMR entered into a management agreement with a corporation (the corporation) of which a director of HMR is a principal. The corporation will provide various consulting services to HMR over an initial term of five years at a rate of $400,000 per year.

On November 18, 2002, and in connection with the Acquisition of Housecall, the Company issued Senior Subordinated Debentures and Junior Subordinated Debentures (the senior subordinated debt and junior subordinated debt, respectively) to its majority stockholder. The senior subordinated debt and the junior subordinated debt mature on November 18, 2007 and November 18, 2009, respectively, and bear interest at a fixed rate of 17% per annum and 16% per annum respectively, which is payable on a quarterly basis. Alternatively, the lender has the option to forego the receipt of interest on the senior and junior subordinated debt and such interest would be added to the principal amount of the senior and junior subordinated debt. Interest expense on the senior subordinated debt and the junior subordinated debt for the six months ended June 30, 2005 approximated 983,000 and 416,000, respectively and for the six months ended June 30, 2004 approximated $958,000 and $419,000, respectively. Interest added to the principal balance under the senior subordinated debt approximated 210,000 and $205,000 for the six months ended June 30, 2005 and 2004, respectively. No interest was added to the principal balance under the junior subordinated debt for the six month periods ended June 30, 2005 and 2004. No scheduled principal payments are due on the senior subordinated debt and the junior subordinated debt until maturity.

The Company incurred financing costs of approximately $554,000 in connection with obtaining the senior subordinated debt and the junior subordinated debt.

On November 18, 2002, the holder of the senior subordinated debt sold a collective 3.48% participation interest in the senior subordinated debt to two other stockholders of the Company. Pursuant to the agreement, the two stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

On November 18, 2002, the holder of the junior subordinated debt sold a collective 13.58% and participation interest in the junior subordinated debt to five other stockholders of the Company, including the two stockholders who purchased the 3.48%

collective interest in the senior subordinated debt. Pursuant to the agreement, the five stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

In 2003, the holder of the senior subordinated debt sold a collective 12.18% participation interest in the senior subordinated debt to three other stockholders of the Company. Pursuant to the agreement, the three stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

In 2003, the holder of the junior subordinated debt sold a collective 11.12% participation interest in the junior subordinated debt to three other stockholders of the Company, who were the same stockholders who purchased the 12.18 % collective interest in the senior subordinated debt during 2003. Pursuant to the agreement, the three stockholders participate in all interest and principal payments made by the Company under the senior subordinated debt to the extent of their respective participation interests.

The senior subordinated debt and junior subordinated debt contain certain affirmative and negative covenants customary for this type of facility and are collateralized by virtually all assets of the Company and its subsidiary, which interest is subordinate to the security interest under the Company’s credit facility. The Company is also required to comply with various financial covenants including maintaining certain ratios of leverage and debt service coverage. The Company was in violation of certain financial and non-financial covenants for which it received a waiver from the creditor waiving this event of default.

In September 2004, the Company obtained promissory notes from two stockholders of the Company for approximately $822,000. The promissory notes bear interest at a rate of 3.84% per annum. The promissory notes together with all accrued interest mature on the earlier of the date upon which the respective stockholder of the Company exercises their respective warrants, sells or transfers their respective warrants, or the expiration date of their respective warrants. The aggregate outstanding balance of the promissory notes at June 30, 2005 and December 31, 2004 was approximately $827,000 are reflected as notes receivable from related parties in the accompanying balance sheets.

9. Retirement Plan

The Company sponsors a defined contribution retirement plan (Plan) that covers substantially all full-time employees who are at least 21 years of age and have completed twelve months and 1,000 hours of service. The Plan provides, among other things, that the Company will contribute 50% of the employees’ pre-tax contributions, up to 4% of eligible compensation.

The Company’s contributions to the Plan amounted to approximately $152,000 and $189,000 for the six months ended June 30, 2005 and 2004, respectively.

10. Commitments and Contingencies

The Company leases equipment and office facilities under the terms of various operating leases through 2009. At June 30, 2005, future minimum rentals under noncancelable operating leases with initial or remaining lease terms in excess of one year are as follows (in thousands):

Remainder of 2005	$1,012
2006	1,274
2007	756
2008	536
2009 and thereafter	317

$3,895

Total rental expense under operating leases was approximately $1,703,000 and $1,805,000 for the six months ended June 30, 2005 and 2004, respectively.

The Company is involved in litigation arising in the ordinary course of business. In the opinion of management, there are currently no matters which, if determined adversely to the Company and after taking into account the insurance coverage maintained by the Company, would have a material effect on the Company’s consolidated financial position or results of operations.

Based upon information available to date, management believes it has provided adequate reserves if needed for any unfavorable settlement, however, there can be no assurance that the ultimate resolution of such current matters would not have a material adverse effect on the Company’s financial position or results of operations.

11. Segments

The Company has two reportable segments: Nursing and Hospice. Our Nursing division consists primarily of private duty home nursing care. Our Hospice division consists primarily of private duty home nursing care and counseling services for terminal patients. The accounting policies of the operating segments are the same as those described in the Summary of Significant Accounting Policies (see Note 1). The Company evaluates performance based on profit or loss from operating income, excluding corporate, general, and administrative expenses. Asset information by segment, including capital expenditures and net income (loss) beyond operating contribution margins are not provided to our Chief Operating Decision Maker (CODM). Inter-segment allocations have been eliminated.

Our reportable segments are defined based on the predominant line of net revenue which are reviewed by the CODM. The reportable segments are managed separately.

The following tables summarize certain information for each of the Company’s operating segments (amounts in thousands):

	Nursing	Hospice	Consolidated Total
Three Months Ended June 30, 2005
Total revenue	$20,801	$6,827	$27,628
Salaries, wages, and benefits	12,628	2,345	14,973
Cost of goods sold	—	1,538	1,538
General and administrative	2,675	628	3,303
Provision for doubtful accounts	388	98	486
Depreciation and amortization	64	6	70

	15,755	4,615	20,370

Branch office contribution margin	$5,046	$2,212	$7,258

Three Months Ended June 30, 2004
Total revenue	$20,908	$5,841	$26,749
Salaries, wages, and benefits	12,520	1,849	14,374
Cost of goods sold	—	1,151	1,151
General and administrative	2,655	500	3,155
Provision for doubtful accounts	428	80	508
Depreciation and amortization	60	3	63

	15,663	3,588	19,251

Branch office contribution margin	$5,245	$2,253	$7,498

	Three Months Ending June 30
	2005	2004
Total profit for reportable segments	$7,258	$7,498
Corporate:
Salaries, wages, and benefits	3,572	3,218
General and administrative	2,157	2,265
Depreciation and amortization	86	215
Other expenses:
Interest expense	903	978
Other expenses	702	7

Income (loss) from continuing operations before provision for income taxes	$(162)	$815

	Nursing	Hospice	Consolidated Total
Six Months Ended June 30, 2005
Total revenue	$40,253	$13,368	$53,621
Salaries, wages, and benefits	24,606	4,526	29,132
Cost of goods sold	—	2,940	2,940
General and administrative	4,970	1,294	6,264
Provision for doubtful accounts	745	192	937
Depreciation and amortization	133	10	143

	30,454	8,962	39,416

Branch office contribution margin	$9,799	$4,406	$14,205

Six Months Ended June 30, 2004
Total revenue	$41,674	$11,013	$52,687
Salaries, wages, and benefits	25,431	3,649	29,080
Cost of goods sold	—	2,250	2,250
General and administrative	5,103	979	6,082
Provision for doubtful accounts	918	154	1,072
Depreciation and amortization	121	5	126

	31,573	7,037	38,610

Branch office contribution margin	$10,101	$3,976	$14,077

	Six Months Ending June 30
	2005	2004
Total profit for reportable segments	$14,205	$14,077
Corporate:
Salaries, wages, and benefits	7,161	7,833
General and administrative	3,459	4,085
Depreciation and amortization	171	479
Other expenses:
Interest expense	1,921	1,988
Other expenses	1,356	14

Income (loss) from continuing operations before provision for income taxes	$137	$(322)